Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES INCREASED EARNINGS FOR Q2, UP 14%; ASSET

GROWTH TO RECORD SIZE OF $3 BB; REGULAR DIVIDEND DECLARED

Medford, MA, July 10, 2012—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $8,579,000 for the first six months ended June 30, 2012, or $1.55 per Class A share diluted, an increase of 8.3% compared to net income of $7,922,000, or $1.43 per Class A share diluted, for the same period a year ago. Total assets increased 9.4% from $2.7 billion at December 31, 2011 to $3.0 billion at June 30, 2012. For the quarter ended June 30, 2012, net income totaled $4,771,000, or $0.86 per Class A share diluted, an increase of 13.7% compared to net income of $4,197,000, or $0.76 per Class A share diluted, for the same period a year ago.

Net interest income totaled $29.8 million for the first six months of 2012 compared to $27.4 million for the same period in 2011. The 8.6% increase in net interest income for the period is due to a 10.6% increase in the average balances of earning assets, combined with a similar increase in average deposits, offset by a decrease in the net interest margin from 2.53% on a fully taxable equivalent basis in 2011 to 2.50% on the same basis for 2012.

The provision for loan losses decreased by $400,000 from $2.4 million for the six months ended June 30, 2011 to $2.0 million, for the six months ended June 30, 2012, primarily as a result of changes in the composition of the loan portfolio. The Company capitalized on favorable market conditions for the first six months ended June 30, 2012 and realized net gains on sales of investments of $590,000, compared to $362,000 for the same period in 2011. FDIC assessments decreased for the first six months of 2012, primarily as a result of a decrease in the assessment rate, offset somewhat by an increase in the assessment base. The Company’s effective tax rate increased slightly from 6.1% in 2011 to 6.2% in 2012. The Company’s income tax rate has remained low primarily as a result of tax-exempt income.

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At June 30, 2012, total equity was $170.7 million compared to $160.6 million at December 31, 2011. The Company’s equity increased primarily as a result of earnings and other comprehensive income, net of taxes, offset somewhat by dividends paid. The Company’s leverage ratio stood at 6.90% at June 30, 2012, compared to 7.00% at June 30, 2011. This decline in the leverage ratio is due to an increase in assets, offset by an increase in stockholders’ equity. Book value as of June 30, 2012 was $30.77 per share compared to $28.04 at June 30, 2011.

The Company’s allowance for loan losses was $18.0 million or 1.75% of loans outstanding at June 30, 2012, compared to $16.6 million or 1.68% of loans outstanding at December 31, 2011 and $15.9 million, or 1.65% of loans outstanding at June 30, 2011. Non-performing assets totaled $5.3 million at June 30, 2012, compared to $7.0 million at December 31, 2011 and $12.3 million at June 30, 2011.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable August 15, 2012 to stockholders of record on August 1, 2012.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-four full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

Assets	June 30, 2012	December 31, 2011
Cash and Due From Banks	$58,530	$50,187
Federal Funds Sold and Interest-bearing Deposits In Other Banks	270,128	157,579
Short-term Investments	22,136	18,351
Securities Available-For-Sale (AFS)	1,237,024	1,258,676
Securities Held-to-Maturity	286,662	179,368
Federal Home Loan Bank of Boston stock, at cost	15,146	15,531
Loans:
Commercial & Industrial	78,971	82,404
Construction & Land Development	36,422	56,819
Commercial Real Estate	535,232	487,495
Residential Real Estate	259,006	239,307
Consumer and Other	6,597	7,681
Home Equity	112,602	110,786

Total Loans	1,028,830	984,492
Less: Allowance for Loan Losses	17,979	16,574

Net Loans	1,010,851	967,918
Bank Premises and Equipment	22,887	21,757
Accrued Interest Receivable	5,872	6,022
Goodwill	2,714	2,714
Core Deposit Intangible	0	120
Other Assets	68,324	65,002

Total Assets	$3,000,274	$2,743,225

Liabilities
Demand Deposits	$403,999	$365,854
Interest Bearing Deposits:
Savings and NOW Deposits	810,018	708,988
Money Market Accounts	705,963	616,241
Time Deposits	419,414	433,501

Total Interest Bearing Deposits	1,935,395	1,758,730

Total Deposits	2,339,394	2,124,584
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	173,190	143,320
Other Borrowed Funds	208,553	244,143

Total Borrowed Funds	381,743	387,463
Other Liabilities	72,346	34,446
Subordinated Debentures	36,083	36,083

Total Liabilities	2,829,566	2,582,576
Total Stockholders' Equity	170,708	160,649

Total Liabilities & Stockholders' Equity	$3,000,274	$2,743,225

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter and Six months ended June 30, 2012 and 2011

(in thousands)

	Quarter ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Interest Income:
Loans	$12,572	$12,012	$24,620	$24,117
Securities Held-to-Maturity	1,924	1,518	3,387	3,291
Securities Available-for-Sale	5,668	5,709	11,383	11,062
Federal Funds Sold and Interest-bearing Deposits In Other Banks	148	358	287	705

Total Interest Income	20,312	19,597	39,677	39,175
Interest Expense:
Savings and NOW Deposits	560	719	1,087	1,431
Money Market Accounts	618	777	1,230	1,482
Time Deposits	1,600	2,494	3,281	4,773
Securities Sold Under Agreements to Repurchase	88	98	180	208
Other Borrowed Funds and Subordinated Debentures	2,057	1,994	4,108	3,839

Total Interest Expense	4,923	6,082	9,886	11,733

Net Interest Income	15,389	13,515	29,791	27,442
Provision For Loan Losses	900	1,200	2,000	2,400

Net Interest Income After
Provision for Loan Losses	14,489	12,315	27,791	25,042
Other Operating Income
Service Charges on Deposit Accounts	1,922	1,936	3,910	3,823
Lockbox Fees	781	734	1,480	1,471
Net Gain on Sales of Investments	442	198	590	362
Other Income	843	973	1,627	1,720

Total Other Operating Income	3,988	3,841	7,607	7,376
Operating Expenses
Salaries and Employee Benefits	8,191	7,250	16,332	14,591
Occupancy	1,176	975	2,298	2,226
Equipment	544	534	1,127	1,092
FDIC Assessment	445	464	852	1,199
Other	3,095	2,552	5,642	4,877

Total Operating Expenses	13,451	11,775	26,251	23,985

Income Before Income Taxes	5,026	4,381	9,147	8,433
Income Tax Expense	255	184	568	511

Net Income	$4,771	$4,197	$8,579	$7,922

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

Assets	June 30, 2012	June 30, 2011
Cash and Due From Banks	$52,885	$51,938
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	200,066	306,157
Securities Available-For-Sale (AFS)	1,250,085	990,345
Securities Held-to-Maturity	255,609	205,996
Total Loans	996,503	940,076
Less: Allowance for Loan Losses	17,386	15,017

Net Loans	979,117	925,059
Unrealized Gain on Securities AFS	16,541	7,286
Bank Premises and Equipment	22,091	21,238
Accrued Interest Receivable	6,168	6,822
Goodwill	2,714	2,714
Core Deposit Intangible	43	416
Other Assets	68,525	63,139

Total Assets	$2,853,844	$2,581,110

Liabilities
Demand Deposits	$364,588	$310,522
Interest Bearing Deposits:
Savings and NOW Deposits	830,199	721,931
Money Market Accounts	656,662	570,448
Time Deposits	422,256	473,464

Total Interest Bearing Deposits	1,909,117	1,765,843

Total Deposits	2,273,705	2,076,365
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	161,112	123,582
Other Borrowed Funds	180,131	166,699

Total Borrowed Funds	341,243	290,281
Other Liabilities	36,564	28,801
Subordinated Debentures	36,083	36,083

Total Liabilities	2,687,595	2,431,530
Total Stockholders' Equity	166,249	149,580

Total Liabilities & Stockholders' Equity	$2,853,844	$2,581,110

Total Average Earning Assets—QTD	$2,761,669	$2,505,504

Total Average Earning Assets—YTD	$2,702,263	$2,442,574

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	June 30, 2012	June 30, 2011
Performance Measures:
Earnings per average Class A share, diluted, quarter	$0.86	$0.76
Earnings per average Class A share, diluted, year-to-date	$1.55	$1.43
Return on average assets, year-to-date	0.60%	0.62%
Return on average stockholders' equity, year-to-date	10.38%	10.68%
Net interest margin (taxable equivalent), quarter	2.52%	2.43%
Net interest margin (taxable equivalent), year-to-date	2.50%	2.53%
Efficiency ratio, year-to-date	63.7%	63.0%
Book value per share	$30.77	$28.04
Tangible book value per share	$30.28	$27.49
Tangible capital / tangible assets	5.60%	5.87%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,548,830	5,541,595
Average Class A shares outstanding, diluted, year-to-date	5,547,237	5,541,743

Shares outstanding Class A	3,556,529	3,543,717
Shares outstanding Class B	1,991,880	1,996,880

Total shares outstanding at period end	5,548,409	5,540,597

Asset Quality and Other Data:
Allowance for loan losses / loans	1.75%	1.65%
Nonaccrual loans	$5,313	$12,314
Nonperforming assets	$5,313	$12,314
Loans 90 days past due and still accruing	$57	$546
Accruing troubled debt restructures	$2,274	$3,921
Net charge-offs, year-to-date	$594	$538

Leverage ratio	6.90%	7.00%
Tier 1 risk weighted capital ratio	14.36%	14.54%
Total risk weighted capital ratio	15.61%	15.79%
Total risk weighted assets	$1,393,806	$1,269,913